CCC INFORMATION SERVICES GROUP INC. REPORTS OPERATING INCOME OF $10.7 MILLION
                       AND $0.23 EPS FOR THE THIRD QUARTER


CHICAGO, OCTOBER 22, 2003 - CCC Information Services Group Inc. (Nasdaq: CCCG) today reported income from continuing operations of $6.4 million, or $0.23 per share, for the third quarter ended September 30, 2003, compared to income from continuing operations of $7.0 million, or $0.26 per share, in the same quarter of 2002. The third quarter results for 2002 included a $2.0 million, or $0.08 per share, benefit related to research and development tax credits associated with prior tax years and a real estate charge of $0.9 million, or $0.02 per share.

Revenue for the quarter was $48.6 million, compared to $47.8 million in the same quarter of 2002, representing a 1.7% increase over last year. Operating income was $10.7 million in the third quarter compared with $8.3 million, including the $0.9 million charge described above, in the same quarter of 2002. Operating margin for the quarter was 22.0%, compared to 17.3%, including the $0.9 million real estate charge, in 2002.

"We produced another sound quarter of financials, and continue to concentrate on implementing and delivering new products to the marketplace," said Githesh Ramamurthy, Chairman and Chief Executive Officer.

Revenue for the first nine months of 2003 was $144.5 million, compared to $143.5 million a year earlier. Operating income for the first nine months of 2003 increased to $29.4 million, which included a real estate charge of $1.1 million in the second quarter. Operating income for first nine months of 2002 was $26.7 million, including the $0.9 million real estate charge. EPS from continuing operations for the first nine months of 2003 was $0.65 per share versus $0.65 in 2002. The EPS numbers for 2002 include a $0.02 per share real estate charge and a $0.08 per share benefit relating to tax credits. The 2003 EPS number includes a $0.02 per share real estate charge.

The company provided the following guidance for the fourth quarter and the full year 2003:

     - Revenue growth for the fourth quarter is expected to be in the low-single digit range versus the prior year, which would produce full year revenue growth in the low-single digit range as well.

     - Operating income for the fourth quarter should be in line with third quarter performance, with full year operating income expected to be in the $39 to $41 million range.

     - EPS for the full year is expected to be in the $0.89 to $0.91 per share range. (Using a fully diluted share base of 27.6 million shares)

CCC  also  supplied  the  following  preliminary  guidance  for  2004:

     - Organic revenue growth is expected to be in the 3 to 5 percent range with the Workflow portfolio being the main growth driver. In addition, we anticipate that strategic acquisitions will further add to top line growth in 2004.

     - Earnings are anticipated to grow by 12 to 15 percent over 2003 results.

ABOUT  CCC
CCC Information Services Group Inc. (NASDAQ: CCCG), headquartered in Chicago, is a leading supplier of advanced software, communications systems, Internet and wireless-enabled technology solutions to the automotive claims and collision repair industries. Its technology-based products and services optimize efficiency throughout the entire claims management supply chain and facilitate communication among approximately 21,000 collision repair facilities, 350 insurance companies, and a range of industry participants. For more information about CCC Information Services, visit CCC's Web site at www.cccis.com.
This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in the Company's filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, competition in the automotive claims and collision repair industries, the ability to develop new products and services, the ability to protect trade secrets and proprietary information, the ability to generate the cash flow necessary to meet the Company's obligations, the outcome of certain legal proceedings, and other factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof. The Company has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise any forward-looking statement.



CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES
CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(unaudited)

                                                    THREE MONTHS ENDED    NINE MONTHS ENDED
                                                        SEPTEMBER 30,       SEPTEMBER 30,
                                                   -----------------------------------------
                                                     2003      2002      2003      2002
                                                   -----------------------------------------

Revenues. . . . . . . . . . . . . . . . . . . . .  $48,621   $47,797   $144,450   $143,475
Expenses:
 Production and customer support. . . . . . . . .    8,279     6,702     23,377     21,412
 Commissions, royalties and licenses. . . . . . .    3,184     2,767      8,614      7,758
 Selling, general and administrative. . . . . . .   16,699    19,635     52,415     58,370
 Depreciation and amortization. . . . . . . . . .    1,944     2,295      5,888      7,147
 Product development and programming. . . . . . .    7,838     7,242     23,690     21,222
 Restructuring charges. . . . . . . . . . . . . .        -       869      1,061        869
                                                   ----------------------------------------
Total operating expenses. . . . . . . . . . . . .   37,944    39,510    115,045    116,778

Operating income. . . . . . . . . . . . . . . . .   10,677     8,287     29,405     26,697

Interest expense. . . . . . . . . . . . . . . . .     (169)     (160)      (556)      (556)
Other income, net . . . . . . . . . . . . . . . .       45        76        201        286
CCC Capital Trust minority interest expense . . .        -      (475)         -     (1,384)
Equity in income (loss) of ChoiceParts investment     (150)       47       (144)      (295)
                                                   ----------------------------------------
Income before income taxes. . . . . . . . . . . .   10,403     7,775     28,906     24,748

Income tax provision. . . . . . . . . . . . . . .   (4,052)     (754)   (11,090)    (7,215)
                                                   ----------------------------------------

Income from continuing operations . . . . . . . .    6,351     7,021     17,816     17,533
Income from discontinued operations,
   net of  income taxes . . . . . . . . . . . . .        -       354          -        354
                                                   ----------------------------------------
Net income. . . . . . . . . . . . . . . . . . . .  $ 6,351   $ 7,375   $ 17,816   $ 17,887
                                                   ========================================

PER SHARE DATA:
Income per common share- basic from:
  Continuing operations . . . . . . . . . . . . .  $  0.24   $  0.27   $   0.68   $   0.68
  Discontinued operations . . . . . . . . . . . .  $     -   $  0.01   $      -   $   0.01
                                                   ----------------------------------------
Income per common share - basic . . . . . . . . .  $  0.24   $  0.28   $   0.68   $   0.69
                                                   ========================================

Income per common share- diluted from:
  Continuing operations . . . . . . . . . . . . .  $  0.23   $  0.26   $   0.65   $   0.65
  Discontinued operations . . . . . . . . . . . .  $     -   $  0.01   $      -   $   0.01
                                                   ----------------------------------------
Income per common share - diluted . . . . . . . .  $  0.23   $  0.27   $   0.65   $   0.66
                                                   ========================================

Weighted average shares outstanding:
 Basic. . . . . . . . . . . . . . . . . . . . . .   26,256    25,873     26,210     25,800
 Diluted. . . . . . . . . . . . . . . . . . . . .   27,484    26,904     27,621     26,912

The accompanying notes are an integral part of these consolidated financial statements.



              CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES
                      CONSOLIDATED INTERIM BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (unaudited)


                                                                                            SEPTEMBER 30,  DECEMBER 31,
                                                                                                 2003         2002
                                                                                            ---------------------------
ASSETS

Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 17,691     $ 20,200
Short-term investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7,008            -
Accounts receivable (net of allowances of $2,845 and $2,313 at September 30,
     2003 and December 31, 2002, respectively). . . . . . . . . . . . . . . . . . . . . . .     11,998       10,281
Other current assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8,630        8,499
                                                                                              ---------------------
Total current assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45,327       38,980

Property and equipment (net of accumulated depreciation of $35,209 and
   $29,815 at September 30, 2003 and December 31, 2002, respectively) . . . . . . . . . . .     11,927       12,407
Intangible assets (net of accumulated amortization of  $500 at September 30, 2003). . . . .      2,367            -
Goodwill. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15,545        4,896
Deferred income taxes (net of valuation allowance of $11,599 at September 30, 2003
   and December 31, 2002) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9,869       10,454
Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        142          479
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        685          627
                                                                                              ---------------------
Total assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 85,862     $ 67,843
                                                                                              =====================

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  7,886     $  8,424
Accrued expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19,902       25,441
Income taxes payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3,615        2,568
Current portion of deferred revenues. . . . . . . . . . . . . . . . . . . . . . . . . . . .      8,648        6,503
Other current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        225          488
                                                                                              ---------------------
Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     40,276       43,424
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3,217        3,235
                                                                                              ---------------------
Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43,493       46,659
                                                                                              ---------------------

Common stock ($0.10 par value, 40,000,000 shares authorized, 26,295,926 and 26,074,889 shares outstanding at September 30, 2003 and December 31,
 2002, respectively). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3,026        3,005
Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    130,608      128,766
Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (45,062)     (62,878)
Notes receivable from officer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          -       (1,506)
Treasury stock, at cost (4,094,665 common shares in treasury at
   September 30, 2003 and December 31, 2002). . . . . . . . . . . . . . . . . . . . . . . .    (46,203)     (46,203)
                                                                                              ---------------------
Total stockholders' equity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42,369       21,184
                                                                                              ---------------------
Total liabilities and stockholders' equity. . . . . . . . . . . . . . . . . . . . . . . . .   $ 85,862     $ 67,843
                                                                                              =====================

The accompanying notes are an integral part of these consolidated financial Statements.